 Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-222907

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 12, 2018)

3,000,000 Shares of Common Stock

Warrants to Purchase up to 3,000,000 Shares of Common Stock

General Cannabis Corp

We are offering up to 3,000,000 shares of our common stock, par value $0.001 per share (the “common stock”), together with warrants to purchase up to 3,000,000 shares of common stock (and the shares issuable from time to time upon exercise of the warrants) at a combined purchase price of  $1.00 per share of common stock and one accompanying warrant, to institutional investors pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement with such investors. The warrants will have an exercise price of $1.30 per share, will be immediately exercisable and will expire five years from the date of issuance.

Our common stock is quoted on the OTC Markets Group’s OTCQX® Best Market under the symbol “CANN.” On May 31, 2019, the closing price of our common stock was $0.95 per share. Our principal executive offices are located at 6565 E. Evans Avenue, Denver, Colorado 80224, and our telephone number is (303) 759-1300.

Investing in our securities involves risks.  You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and that are incorporated by reference into this prospectus supplement before you invest in our securities. See “Risk Factors” on page S-3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

We have retained a financial advisor for this offering. The financial advisor is not purchasing or selling any of our securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus supplement. There is no required minimum number of securities that must be sold as a condition to completion of the offering. We have agreed to pay the financial advisor the financial advisor fees set forth in the table below.

	Per Share and Accompanying Warrant	Total
Public Offering Price	$1.00	$3,000,000
Financial Advisor Fees(1)	$0.07	$210,000
Proceeds to us (before expenses)	$0.93	$2,790,000

(1)   We have also agreed to reimburse the financial advisor for certain of its legal fees and expenses in connection with this offering. For additional information about the compensation paid to the financial advisor, see “Plan of Distribution.”

We expect that delivery of shares of the common stock and the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about June 4, 2019.

May 31, 2019

Table of Contents

PROSPECTUS SUPPLEMENT
ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-ii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
THE OFFERING	S-2
RISK FACTORS	S-3
USE OF PROCEEDS	S-5
DILUTION	S-6
DESCRIPTION OF THE SECURITIES WE ARE OFFERING	S-7
PLAN OF DISTRIBUTION	S-8
LEGAL MATTERS	S-10
EXPERTS	S-10
WHERE YOU CAN FIND MORE INFORMATION	S-10
INCORPORATION BY REFERENCE	S-10

PROSPECTUS
ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	2
INCORPORATION BY REFERENCE	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
RISK FACTORS	4
GENERAL CANNABIS CORP	5
USE OF PROCEEDS	6
RATIO OF EARNINGS TO FIXED CHARGES	7
DESCRIPTION OF CAPITAL STOCK	8
DESCRIPTION OF DEPOSITARY SHARES	10
DESCRIPTION OF DEBT SECURITIES	12
DESCRIPTION OF WARRANTS	17
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	18
SELLING STOCKHOLDERS	19
PLAN OF DISTRIBUTION	20
LEGAL MATTERS	22
EXPERTS	22

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the financial advisor has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, and the financial advisor has not made, an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement and the accompanying prospectus entitled “Incorporation by Reference” and “Where You Can Find More Information.”

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement and the accompany prospectus to “we,” “us,” the “Company” and “GCC” mean General Cannabis Corp and, where appropriate, our consolidated subsidiaries.

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

The information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or of any sale of the shares. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompany prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Some of these statements can be identified by use of forward-looking words such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans” or “estimates,” or the negative of these words, or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, they may include, but are not limited to, the factors discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, in any prospectus supplement related hereto, and in other information contained in our publicly available SEC filings and press releases.

You should not consider this list to be a complete statement of all risks and uncertainties. You are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date such statements were first made. Except to the extent required by federal securities laws, we undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. You should carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, including the matters discussed in the sections entitled “Risk Factors,” as well as the financial statements and the information in any free writing prospectus that we may authorize for use in connection with this offering before making an investment decision.

General Cannabis Corp

General Cannabis Corp, a Colorado Corporation (formerly, Advanced Cannabis Solutions, Inc.), was incorporated on June 3, 2013, and provides services and products to the regulated cannabis industry. Our operations are segregated into the following four segments: Security and Cash Transportation Services; Operations Consulting and Products; Consumer Goods and Marketing Consulting; and Capital Investments and Real Estate.

Our principal executive offices are at 6565 E. Evans Avenue, Denver, Colorado 80224, and our telephone number is (303) 759-1300.  Our website is http://generalcann.com/investor-relations/. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

THE OFFERING

Common stock offered by us	3,000,000 shares of common stock, par value $0.001 per share

Warrants offered by us

Warrants to purchase up to 3,000,000 shares of common stock. The warrants will be exercisable at an initial exercise price of $1.30 per share. The warrants are exercisable at any time for a period of five years from the date on which such warrants were issued. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Common stock outstanding immediately after this offering	39,302,752 shares of common stock, assuming no exercise of the warrants issued in the offering.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $2.69 million, after deducting financial advisor fees estimated offering expenses payable by us.

We intend to use a portion of the net proceeds from this offering to repay our outstanding $4.023 million promissory notes (the “8.5% Notes”).  The 8.5% Notes accrue interest at an annual rate of 8.5% and mature on June 1, 2019.  We intend to use the additional net proceeds from this offering for working capital and other general corporate purposes, which may include, among other things, product development, acquisitions, capital expenditures and other business opportunities.  We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes.

Pending the use of proceeds as described above, we intend to invest the net proceeds from this offering in short-term interest-bearing investment-grade securities or certificates of deposit. See “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors”

OTCQX Symbol

“CANN”. We do not plan on applying to list the warrants on the OTCQX or any national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

The number of shares of our common stock to be outstanding after this offering is based on the actual number of shares outstanding as of May 31, 2019, which was 36,302,752 and excludes as of such date:

•

10,217,180 shares of common stock issuable upon exercise of options outstanding under our 2014 Equity Incentive Plan, at a weighted-average exercise price of approximately $1.73 per share;

•

6,217,214 shares of common stock issuable upon exercise of warrants outstanding at a weighted-average exercise price of  $2.23 per share;

•

13,097,214 shares of common stock reserved for future issuance under our 2014 Equity Incentive Plan; and

•

3,000,000 shares of common stock issuable upon the exercise of warrants to be issued to investors in this offering at an exercise price of  $1.30 per share.

In accordance with the terms of the warrants to purchase shares of our common stock we previously issued on or about April 20, 2018 in connection with the 8.5% Notes (the “8.5% Warrants”), the exercise price of such 8.5% Warrants shall adjust to $1.00, the offering price of our shares of common stock in this offering.  As of the date of this prospectus supplement, there are outstanding 8.5% Warrants to purchase an aggregate of 5,558,214 shares of our common stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to the other information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, or incorporated by reference herein or therein, you should carefully consider the risks discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, in any prospectus supplement related hereto, and in other information contained in our publicly available SEC filings and press releases.  See “Where You Can Find Additional Information.”

Risks Relating to this Offering

We have broad discretion to determine how to use the proceeds raised in this offering, and we may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways with which you may not agree or that do not yield a favorable return. We intend to use a portion of the net proceeds from this offering to repay our 8.5% Notes.  The 8.5% Notes accrue interest at an annual rate of 8.5% and mature on June 1, 2019.  We intend to use the additional net proceeds from this offering for working capital and other general corporate purposes, which may include, among other things, product development, acquisitions, capital expenditures and other business opportunities.  We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could have a material adverse effect on our business, financial condition and result of operation.

You will experience immediate and substantial dilution when you purchase shares in this offering.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the assumed sale by us of 3,000,000 shares of our common stock in this offering at the offering price of  $1.00 per share of common stock and one accompanying warrant, and after deducting the financial advisor fees and estimated offering expenses payable by us, investors in this offering will suffer an immediate dilution of  $0.78 per share.

If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase shares of common stock in this offering, may experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. See “Dilution.”

There is no public market for the warrants to purchase shares of our common stock being offered by us in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on the OTCQX or any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the warrants will be limited.

The warrants are speculative in nature.

The warrants do not confer any rights of common stock ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of  $1.30 per share, subject to certain adjustments, prior to five years from the date on which such warrants were issued, after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants, if any, is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their imputed offering price. The warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

The issuance of additional equity securities may negatively impact the trading price of our common stock.

We have issued equity securities in the past, will issue equity securities in this offering and expect to continue to issue equity securities to finance our activities in the future. In addition, outstanding options and warrants to purchase our common stock may be exercised and additional options and warrants may be issued, resulting in the issuance of additional shares of common stock. The issuance by us of additional equity securities, including the shares of common stock issuable upon exercise of the warrants issued by us in this offering, would result in dilution to our stockholders, and even the perception that such an issuance may occur could have a negative impact on the trading price of our common stock.

A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.

In this offering, we will sell up to 3,000,000 shares of common stock, collectively representing approximately 8.3% of our outstanding common stock as of May 31, 2019. This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

An active, liquid and orderly market for our common stock may not develop.

Our common stock is trading on the OTCQX® Best Market. An active trading market for our common stock may never develop or be sustained. If an active market for our common stock does not continue to develop or is not sustained, it may be difficult for investors in our common stock to sell shares without depressing the market price for the shares or to sell the shares at all. An inactive market may also impair our ability to raise capital by selling common stock and may impair our ability to acquire other businesses, applications or technologies using our common stock as consideration, which, in turn, could materially adversely affect our business.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $2.69 million, after deducting financial advisor fees estimated offering expenses payable by us.

We intend to use a portion of the net proceeds from this offering to repay our 8.5% Notes.  The 8.5% Notes accrue interest at an annual rate of 8.5% and mature on June 1, 2019.  We intend to use the additional net proceeds from this offering for working capital and other general corporate purposes, which may include, among other things, product development, acquisitions, capital expenditures and other business opportunities.  We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes.

Pending the use of proceeds as described above, we intend to invest the net proceeds from this offering in short-term interest-bearing investment-grade securities or certificates of deposit.

We will not receive any proceeds from the sale of common stock issuable upon exercise of the warrants that we are offering unless and until such warrants are exercised. If the warrants are fully exercised for cash, we will receive additional proceeds of up to approximately $3.9 million.

DILUTION

Our net tangible book value as of March 31, 2019 was approximately $1.8 million or $0.05 per share. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less liabilities to be settled with cash, by the number of outstanding shares of our common stock as of March 31, 2019.

After giving effect to the sale of 3,000,000 shares of our common stock at the offering price of  $1.00 per share and one accompanying warrant, and after deducting financial advisor fees and estimated offering expenses payable by us, our net tangible book value as of March 31, 2019 would have been approximately $4.5 million, or $0.12 per share of common stock, which excludes the warrants to purchase up to 3,000,000 shares of our common stock to be issued to investors in this offering. This represents an immediate increase in the net tangible book value of  $0.07 per share to existing stockholders and an immediate dilution in net tangible book value of  $0.78 per share to new investors purchasing shares of common stock in this offering. The following table illustrates this per share dilution:

Offering price per share of common stock and one accompanying warrant	$1.00
Net tangible book value per share of common stock as of September 30, 2018	$0.05
Increase in net tangible book value per share of common stock attributable to new investors	$0.07
As adjusted net tangible book value per share of common stock after this offering	$0.12
Net dilution per share of common stock to new investors	$0.78

The number of shares of our common stock to be outstanding after this offering is based on the actual number of shares outstanding as of May 31, 2019, which was 36,302,752, and excludes as of such date:

•

10,217,180 shares of common stock issuable upon exercise of options outstanding under our 2014 Equity Incentive Plan, at a weighted-average exercise price of approximately $1.73 per share;

•

6,217,214 shares of common stock issuable upon exercise of warrants outstanding at a weighted-average exercise price of  $2.23 per share;

•

13,097,214 shares of common stock reserved for future issuance under our 2014 Equity Incentive Plan; and

•

3,000,000 shares of common stock issuable upon the exercise of warrants to be issued to investors in this offering at an exercise price of  $1.30 per share.

To the extent that outstanding options are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering up to 3,000,000 shares of our common stock, together with warrants to purchase up to 3,000,000 shares of common stock (and the shares issuable from time to time upon exercise of the warrants) at a combined purchase price of  $1.00 per share of common stock and one accompanying warrant.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock—Common Stock” beginning on page 8 of the accompanying prospectus. As of May 31, 2019, we had 36,302,752 shares of our common stock outstanding. Our common stock is quoted on the OTCQX under the trading symbol “CANN”.

Warrants1

The following is a brief summary of the material terms of the warrants offered pursuant to this prospectus supplement and is subject in all respects to the provisions contained in the warrants. As of May 31, 2019, there were 6,217,214 shares of common stock issuable upon exercise of warrants outstanding at a weighted-average exercise price of  $2.23 per share.

Exercisability. Holders may exercise warrants at any time up to 11:59 p.m., New York time, on the date that is five years after the date on which such warrants were issued. The warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a written exercise notice accompanied, within one trading day, by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise discussed below). The holder of warrants does not have the right to exercise any portion of the warrant if the holder would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such exercise. This percentage may, however, be raised or lowered to an amount not to exceed 9.99% at the option of the holder upon at least 61 days’ prior notice from the holder to us.

Cashless Exercise. At any time when a registration statement covering the issuance of the shares of common stock issuable upon exercise of the warrants is not effective, the holder may only exercise its warrants on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

Exercise Price. The exercise price of common stock purchasable upon exercise of the warrants is $1.30 per share. The exercise price and the number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations or similar events affecting our common stock.

Transferability. The warrants may be transferred at the option of the holder without obtaining our consent.

Exchange Listing. We do not plan on making an application to quote the warrants on the OTCQX, any national securities exchange or any other nationally recognized trading system. Our common stock underlying the warrants is quoted on the OTCQX.

Rights as Stockholder. Except as otherwise provided in the warrants, including the right for warrant holders to receive the same dividends and distributions as holders of common stock, or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the warrants. Rather, the number of shares of common stock to be issued will be rounded up to the nearest whole number.

PLAN OF DISTRIBUTION

Pursuant to the engagement agreement, dated June 3, 2019, by and between the Company and A.G.P./Alliance Global Partners, A.G.P./Alliance Global Partners has agreed to act as our financial advisor in connection with this offering of our common stock and warrants pursuant to this prospectus supplement and the accompanying prospectus. We refer to A.G.P./Alliance Global Partners as the financial advisor. The financial advisor is not purchasing or selling any of our shares of common stock or warrants offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of common stock or warrants, but has agreed to use its reasonable best efforts to arrange for the sale of all of our shares of common stock and warrants offered hereby. Therefore, we will enter into a securities purchase agreement with investors for the purchase of shares of common stock offered in this offering. We will make offers only to a limited number institutional accredited investors. We or the financial advisor may distribute this prospectus supplement and the accompanying prospectus electronically.

We will pay the financial advisor a total financial advisor fee equal to 7% of the gross proceeds of this offering. We will also reimburse the financial advisor for all reasonable and accountable travel and other out of pocket expenses incurred by the financial advisor in connection with this offering, including the fees and expenses of the financial advisor’s legal counsel, not to exceed an aggregate of $100,000.

We estimate the total expenses of this offering that will be payable by us, excluding the financial advisor’s fees and expenses, will be approximately $100,000. After deducting certain fees due to the financial advisor and our estimated offering expenses, we expect the net proceeds from this offering will be approximately $2.69 million.

The following table shows the per security and total cash financial advisor fees we will pay to the financial advisor in connection with the sale of the shares of our common stock and warrants offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares offered hereby:

	Per Security	Total
Public Offering Price	$1.00	$3,000,000
Financial advisor’s fees	$0.07	$210,000
Proceeds, before expenses, to us	$0.93	$2,790,000

We have agreed to indemnify the financial advisor against certain liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, and liabilities arising from breaches and representations and warranties contained in the engagement agreement with the financial advisor. We have also agreed to contribute to payments the financial advisor may be required to make in respect of such liabilities.

We, each of our directors and certain of our officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of the financial advisor for a period of 60 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by the financial advisor.

The financial advisor may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the financial advisor would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the financial advisor acting as principal. Under these rules and regulations, the financial advisor:

•

may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on websites or through other online services maintained by the financial advisor or by an affiliate. Other than this prospectus supplement and the accompanying base prospectus, the information on the financial advisor’s website and any information contained in any other website maintained by the financial advisor is not part of this prospectus supplement and the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, has not been approved and/or endorsed by us or the financial advisor, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the securities purchase agreement. For the complete terms of the securities purchase agreement, you should refer to the form securities purchase agreement included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. See “Incorporation of Documents by Reference” and “Where You Can Find More Information.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying base prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying base prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying base prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The financial advisor may arrange to sell securities offered by this prospectus supplement and accompanying base prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Determination of Offering Price

The public offering price of the shares of common stock we are offering was negotiated between us and the investors, in consultation with the financial advisor, based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the shares of our common stock we are offering include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc.

Listing

Our common stock is quoted on the OTCQX under the symbol “CANN”.

Certain Relationships

The financial advisor and its affiliates have provided, or may in the future provide, various investment banking, commercial banking, financial advisory, brokerage, and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees and expense reimbursement.

The financial advisor and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the financial advisor and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our company. The financial advisor and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Morrison & Foerster LLP. Sichenzia Ross Ference LLP, New York, New York, is counsel to the financial advisor in connection with this offering.

EXPERTS

The consolidated financial statements of General Cannabis Corp and subsidiaries as of and for the year ended December 31, 2018 and as of and for the year ended December 31, 2017, have been incorporated by reference herein in reliance upon the report (which contain an explanatory paragraph regarding a change in accounting principle during the year ended December 31, 2017) of Hall and Company, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning us can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 or on the Internet at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus supplement. This prospectus supplement, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus supplement, please see the registration statement and the exhibits filed with the registration statement.  A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge from the SEC as indicated above, or from us as indicated under “Incorporation by Reference.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•

Quarterly Report on Form 10-Q for the quarter ended March 31, 2019;

•

Current Reports on Form 8-K filed with the SEC on January 10, 2019, January 24, 2019, February 6, 2019, March 20, 2019, April 11, 2019, May 6, 2019 and May 23, 2019; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 11, 2011 (File No. 000-54457), and any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than information in such documents that is not deemed to be filed) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus.

We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to our Corporate Secretary at General Cannabis Corp, 6565 E. Evans Avenue, Denver, Colorado 80224, telephone number (303) 759-1300.

PROSPECTUS

General Cannabis Corp

$50,000,000

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

Offered by the Company

150,000 SHARES OF COMMON STOCK
Offered by the Selling Stockholders

We may offer and sell from time to time:

•

common stock;

•

preferred stock;

•

depositary shares representing preferred stock;

•

debt securities;

•

warrants;

•

stock purchase contracts; and

•

stock purchase units.

In addition, the selling stockholders identified in this prospectus may offer and sell an aggregate of up to 150,000 shares of our common stock from time to time in one or more offerings. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

We and the selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to the securities offered by us or the selling stockholders and the general manner in which they may be offered. The specific terms of any securities to be offered by us or the selling stockholders, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted by the OTC Markets Group’s OTCQB under the symbol “CANN.” We have not yet determined whether any of the other securities that may be offered by this prospectus and a prospectus supplement will be listed on any exchange, inter-dealer quotation system or over-the-counter market. Our principal executive offices are located at 6565 E. Evans Avenue, Denver, Colorado 80224, and our telephone number is (303)759-1300.

Investing in our securities involves risks.  You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and that are incorporated by reference into this prospectus or any prospectus supplement before you invest in our securities. See “Risk Factors” on page 4 of this prospectus and any risk factors contained in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2018.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	2
INCORPORATION BY REFERENCE	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
RISK FACTORS	4
GENERAL CANNABIS CORP	5
USE OF PROCEEDS	6
RATIO OF EARNINGS TO FIXED CHARGES	7
DESCRIPTION OF CAPITAL STOCK	8
DESCRIPTION OF DEPOSITARY SHARES	10
DESCRIPTION OF DEBT SECURITIES	12
DESCRIPTION OF WARRANTS	17
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	18
SELLING STOCKHOLDERS	19
PLAN OF DISTRIBUTION	20
LEGAL MATTERS	22
EXPERTS	22

ABOUT THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” the “Company” and “GCC” mean General Cannabis Corp and, where appropriate, our consolidated subsidiaries.

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. In addition, the selling stockholders identified in this prospectus may sell an aggregate of up to 150,000 shares of our common stock from time to time in one or more offerings, as described in this prospectus. Each time we or the selling stockholders offer and sell securities pursuant to this prospectus, we or the selling stockholders will (to the extent required) provide a supplement to this prospectus that contains more specific information about the offering, as well as the amounts, prices and terms of the securities.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms and manner of that offering. The accompanying prospectus supplement or information incorporated by reference into this prospectus after the date of this prospectus may also add, update or change information contained in this prospectus. Any such information that is inconsistent with this prospectus will supersede the information in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date thereof and that any information incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Incorporation by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning us can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 or on the Internet at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement.  A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge from the SEC as indicated above, or from us as indicated under “Incorporation by Reference.”

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•

Annual Report on Form 10-K for the fiscal year ended December  31, 2016;

•

Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017;

•

Current Reports on Form 8-K filed with the SEC on January 4, 2017, February 1, 2017, August 24, 2017, September 18, 2017, October 13, 2017, December 21, 2017,  September 6, 2016, December 14, 2017, January 8, 2018 and January 30, 2018; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 11, 2011 (File No. 000-54457), and any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than information in such documents that is not deemed to be filed) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus.

We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to our Corporate Secretary at General Cannabis Corp, 6565 E. Evans Avenue, Denver, Colorado 80224, telephone number (303)759-1300.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Some of these statements can be identified by use of forward-looking words such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans” or “estimates,” or the negative of these words, or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, they may include, but are not limited to, the factors discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, in any prospectus supplement related hereto, and in other information contained in our publicly available SEC filings and press releases.

You should not consider this list to be a complete statement of all risks and uncertainties. You are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date such statements were first made. Except to the extent required by federal securities laws, we undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to the other information contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus, or incorporated by reference herein or therein, you should carefully consider the risks discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, in any prospectus supplement related hereto, and in other information contained in our publicly available SEC filings and press releases.  See “Where You Can Find Additional Information.”

GENERAL CANNABIS CORP

General Cannabis Corp, a Colorado Corporation (formerly, Advanced Cannabis Solutions, Inc.), was incorporated on June 3, 2013, and provides services and products to the regulated cannabis industry. Our operations are segregated into the following four segments: Security and Cash Transportation Services; Marketing Consulting and Apparel; Operations Consulting and Products; and Finance and Real Estate.

Our principal executive offices are at 6565 E. Evans Avenue, Denver, Colorado 80224, and our telephone number is (303)759-1300.  Our website is http://generalcann.com/investor-relations/. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement with respect to the proceeds from the sale of the particular securities to which such prospectus supplement relates, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, including repayment or redemption of outstanding debt or preferred stock, the possible acquisition of related businesses or assets thereof, and working capital needs. We will not receive any of the proceeds from the sale of common stock being offered by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

No shares of our preferred stock were outstanding during the fiscal years ended December 31, 2016, 2015, 2014, 2013 and 2012. Therefore, the ratios of earnings to fixed charges and preferred dividends are not separately stated from the ratios of earnings to fixed charges for the periods listed above. The table below reflects our ratio of earnings to fixed charges for each of the five fiscal years in the period ended December 31, 2016 and for the nine months ended September 30, 2017.

	For the Nine Months Ended September 30, 2017				For the Period from June 5, 2013 to December 31, 2013

		For the Fiscal Years
		Ended December 31,
		2016	2015	2014
Ratio of earnings to fixed charges	4.1	(1)	(2)	(3)	(4)

(1)	The ratio was less than 1:1 for the year ended December 31, 2016 as earnings were inadequate to cover fixed charges by approximately $26.5 million.
(2)	The ratio was less than 1:1 for the year ended December 31, 2015 as earnings were inadequate to cover fixed charges by approximately $7.0 million.
(3)	The ratio was less than 1:1 for the year ended December 31, 2014 as earnings were inadequate to cover fixed charges by approximately $5.9 million.
(4)	The ratio was less than 1:1 for the period from June 5, 2013 (inception) to December 31, 2013 as earnings were inadequate to cover fixed charges by approximately $0.7 million.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary and is qualified in its entirety by reference to our articles of incorporation and bylaws, each as amended, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

General

We are authorized to issue 100,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock. Our articles of incorporation also authorize us to issue options, rights, warrants and appreciation rights relating to our common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions or otherwise.  As of January 29, 2018, 29,397,211 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to stockholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding shares of common stock can elect all directors.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available and, in the event of liquidation, to a pro rata portion of any distribution of our assets after payment of liabilities. Our directors are not obligated to declare dividends, and it is anticipated that no dividend will be paid in the foreseeable future.

Holders of shares of our common stock do not have preemptive rights to subscribe for any additional shares which may be issued in the future. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorize our board of directors, without further stockholder action, to provide for the issuance of up to 5,000,000 shares of preferred stock, in one or more series, and to fix the number of shares of such series, and the preferences, rights and restrictions thereof.  All shares of any one series of preferred stock shall be alike in every particular except as otherwise provided by our articles of incorporation or the Colorado Business Corporations Act. We may amend from time to time our articles of incorporation to increase the number of authorized shares of preferred stock in accordance with the Colorado Business Corporations Act.

The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

•

the title and liquidation preference per share of the preferred stock and the number of shares offered;

•

the purchase price of the preferred stock;

•

the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which dividends will begin to accumulate;

•

any redemption or sinking fund provisions of the preferred stock;

•

any conversion, redemption or exchange provisions of the preferred stock;

•

the voting rights, if any, of the preferred stock; and

•

any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

If the terms of any series of preferred stock being offered differ from the terms set forth in this prospectus, those terms will also be disclosed in the applicable prospectus supplement relating to that series of preferred stock. The summary in this prospectus is not complete. You should refer to the certificate of designations establishing a particular series of preferred stock which will be filed with the Colorado Secretary and the SEC in connection with the offering of the preferred stock.

Each prospectus supplement may describe certain U.S. federal income tax considerations applicable to the purchase, holding and disposition of the preferred stock that prospectus supplement covers.

Anti-Takeover Effects of our Articles of Incorporation and Bylaws

Certain provisions of our articles of incorporation and bylaws may have the effect of delaying, deferring or preventing a change in control of the Company. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, our articles of incorporation and bylaws, among other things, provide the board of directors with the ability to alter the bylaws without stockholder approval; provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum; and, as discussed above, authorize our board of directors, without further stockholder action, to provide for the issuance of up to 5,000,000 shares of preferred stock , and to fix the number of shares of such series, and the preferences, rights and restrictions thereof. The existence of authorized but unissued preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise.

Quotation on OTCQB

Our common stock is quoted by the OTC Markets Group’s OTCQB under the symbol “CANN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares does not purport to be complete and is subject to and qualified in its entirety by the Deposit Agreement and the depositary receipt relating to the preferred stock that is attached to the Deposit Agreement. You should read these documents as they, and not this description, define your rights as a holder of depositary shares. Forms of these documents have been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part.

General

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a Deposit Agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the Deposit Agreement.

The Deposit Agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The Deposit Agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or any other method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

Whenever (1) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the preferred stock, or (2) the depositary shall receive notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the depositary shall in each such instance fix a record date (which shall be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

Amendments

We and the depositary may agree to amend the Deposit Agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the Deposit Agreement or (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the Deposit Agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a Deposit Agreement will automatically terminate if:

•

the depositary has redeemed all related outstanding depositary shares, or

•

we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

The depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the Deposit Agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The Deposit Agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the Deposit Agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The indentures will be qualified under the Trust Indenture Act.

The following description sets forth certain anticipated general terms and provisions of the debt securities to which an accompanying prospectus supplement may relate. The particular terms of the debt securities offered by an accompanying prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the accompanying prospectus supplement relating thereto and the following description. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part.

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture).

Except as set forth in the applicable indenture and described in an accompanying prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the board of trustees or as established in the applicable indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

The accompanying prospectus supplement relating to any series of debt securities being offered will contain their specific terms, including, without limitation:

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their title and whether they are senior securities or subordinated securities;

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their initial aggregate principal amount and any limit on their aggregate principal amount;

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the percentage of the principal amount at which they will be issued and, if other than 100% of the principal amount, the portion of the principal amount payable upon declaration of acceleration of their maturity;

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the terms, if any, upon which they may be convertible or exchangeable into our common stock, other securities or other property and the terms and conditions upon which a conversion or exchange will be effected, including the initial conversion or exchange price or rate and the conversion or exchange period, any adjustments to the foregoing and any requirements relative to the reservation of shares for purposes of conversion or exchange;

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if convertible or exchangeable, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which they are convertible or exchangeable;

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the date or dates, or the method for determining the date or dates, on which the principal will be payable;

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the rate or rates (which may be fixed or variable), or the method for determining the rate or rates, at which they will bear interest, if any;

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the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the date will be determined and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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the place or places where the principal (and premium, if any) and interest, if any, will be payable, or the method of such payment, if by wire transfer, mail or other means;

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the period or periods within which, the price or prices at which and the terms and conditions upon which they may be redeemed, as a whole or in part, at our option, if we are to have the option;

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our obligation, if any, to redeem, repay or purchase them pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, the price or prices at which and the terms and conditions upon which they will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

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if other than U.S. dollars, the currency or currencies in which they are denominated and in which any payments of principal (and premium, if any) or interest, if any, are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions;

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whether the payments of principal (and premium, if any) or interest, if any, may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which the amounts will be determined;

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any additions to, modifications of or deletions from their terms with respect to the events of default, to the rights of the trustee or the holders to declare the principal amount thereof due and payable, or to the covenants, in each case as set forth in the indenture;

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any provisions for collateral security for their repayment;

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any provisions relating to guarantees;

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any trustees, depositories, interest rate calculation agents, exchange rate calculation agents or other agents;

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whether they will be issued in certificated or book-entry form;

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the date any temporary global security will be dated if other than the date of original issuance of the first security of such series to be issued;

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if issued in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

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if to be issued upon the exercise of debt warrants, the time, manner and place to be authenticated and delivered;

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the denominations if other than $1,000 and any integral multiple thereof;

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the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

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whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem them in lieu of making the payment; and

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any other terms and any deletions from or modifications or additions to the applicable indenture.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to debt securities will be described in the accompanying prospectus supplement.

The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Investors should review the accompanying prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Merger, Consolidation or Sale

The applicable indenture will provide that we may consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to any other person (as defined therein), provided that:

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we are the continuing person, or the successor person (if other than the Company) formed by or resulting from any consolidation or merger or which has received the transfer of our assets will be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes by supplemental indenture our obligations on the applicable debt securities and under the indenture;

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immediately after giving effect to the transaction, no event of default under the applicable indenture will have occurred and be continuing; and

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an officer’s certificate and legal opinion covering these conditions will be delivered to the trustee.

Covenants

The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the accompanying prospectus supplement.

Events of Default, Notice and Waiver

Each indenture will describe specific “events of default” with respect to a series of debt securities issued under the indenture. These “events of default” are likely to include (with grace and cure periods):

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our failure to pay any installment of interest;

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our failure to pay the principal (or premium, if any) at maturity;

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our failure to make any required sinking fund payment;

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our breach of any other covenant or warranty contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a different series of debt securities); and

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certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any substantial part of our property.

If an event of default resulting from certain events of bankruptcy described in the indenture occurs, all outstanding debt securities of that series will become due and payable immediately.  If any other event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

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the rescission would not conflict with any judgment or decree; and

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all events of default, other than the non-payment of accelerated principal, interest or premium (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to the series and its consequences, except a:

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continuing payment default; or

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covenant default that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee will be required to give notice to the holders of debt securities within a certain number of days of a default under the applicable indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series) if specified responsible officers of the trustee consider withholding the notice to be in the interest of the holders.

Each indenture will prohibit the holders of debt securities of any series from instituting any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for a certain period of time after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than a majority in principal amount of the outstanding debt securities of such series, as well as the furnishing of indemnity reasonably satisfactory to it. This provision will not prevent any holder of debt securities from instituting a suit to enforce the payment of the principal of (and premium, if any) and interest on the debt securities at the respective due dates thereof.

Subject to the indenture, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders furnish the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, a trustee may refuse to follow any direction, which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within a certain period of time of the close of each fiscal year, we will be required to deliver to each trustee, a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status thereof.

Modification of the Indenture

The indenture will likely provide that it may be modified or amended, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture affected by the modification or amendment, provided that no modification or amendment may, without the consent of each affected holder of the debt securities:

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change the stated maturity date or reduce the principal amount of, or the rate of interest on, or reduce the premium payable on the redemption or required repurchase or change the date on which any debt security may or must be redeemed, repaid ore required to be repurchased;

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change the currency of payment of principal of (or premium, if any) or interest on the debt securities;

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impair the right of any holder of debt securities to institute suit for the enforcement of any payment on or after the stated maturity date of any debt security;

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reduce the above-stated percentage of holders of the debt securities necessary to modify or amend the indenture; or

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modify the foregoing requirements or reduce the percentage of the outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in the indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action. Under certain circumstances, we and the trustee may make modifications and amendments to an indenture without the consent of any holders of outstanding debt securities.

Redemption of Debt Securities

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable accompanying prospectus supplement.

Conversion of Debt Securities

The terms and conditions, if any, upon which any debt securities are convertible or into our common stock or preferred stock will be set forth in the applicable accompanying prospectus supplement. The terms will include:

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whether the debt securities are convertible into our common stock or preferred stock;

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the conversion price (or the manner of calculating the price);

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the conversion period;

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the events requiring an adjustment to the conversion price and provisions affecting conversion if the debt securities are redeemed; and

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any restrictions on conversion.

Subordination

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if any payment default or any other default which permits accelerations exists. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of any subordination, in the event of a distribution of assets upon our insolvency, some of our general creditors may recover more, ratably, than holders of subordinated securities. The accompanying prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of our most recent fiscal quarter.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in global form. The global securities will be deposited with a depositary, or with a nominee for a depositary, identified in the accompanying prospectus supplement. In this case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The specific material terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable accompanying prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons or participants that have accounts with the depositary. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security, with respect to interests of participants, or by participants or persons that hold through participants, with respect to interests of persons other than participants. So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture; provided, however, that for purposes of obtaining any consents or directions required to be given by the holders of the debt securities, we, the trustee and our agents will treat a person as the holder of the principal amount of debt securities as specified in a written statement of the depositary. Except as set forth herein or otherwise provided in the accompanying prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither we, the trustee nor any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or interest will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of the participants.

If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within the period of time set forth in the indenture, we will issue the debt securities in definitive form in exchange for the global security. In addition, we may at any time, and in our sole discretion, determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global security or securities representing the debt securities.

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The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in debt securities represented by global securities.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, for the purchase of common stock, preferred stock or debt securities. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. In addition to this summary, you should refer to the relevant prospectus supplement and the detailed provisions of the relevant warrant agreement for complete terms of the warrants and the warrant agreement. Unless otherwise specified in a prospectus supplement accompanying this prospectus, each warrant agreement will be between us and a banking institution organized under the laws of the United States or a state thereof as warrant agent. In connection with an offering of our warrants, a form of warrant agreement will be filed with the SEC as an exhibit to the registration statement by post-effective amendment or to a Current Report on Form 8-K.

Warrants will be evidenced by warrant certificates. Unless otherwise specified in the applicable prospectus supplement, the warrant certificates may be traded separately from the debt securities, preferred stock or common stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant will not have any of the rights of a holder of our debt securities, preferred stock or common stock and will not be entitled to any payments on any debt securities, preferred stock or common stock issuable upon exercise of the warrants.

The prospectus supplement relating to a particular series of warrants to issue debt securities, preferred stock or common stock will describe the terms of those warrants, including the following, where applicable:

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the title and the aggregate number of warrants;

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the offering price for the warrants (if any);

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the designation and terms of the securities purchasable upon exercise of the warrants;

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the dates on which the right to exercise such warrants commence and expire;

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the price or prices at which such warrants are exercisable;

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the currency or currencies in which the offering price (if any) and the exercise price for such warrants are payable;

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the periods during which and the places at which such warrants are exercisable;

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the date (if any) on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

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the redemption or call provisions (if any) applicable to the warrants;

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the identity of the warrant agent;

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the exchanges (if any) on which such warrants may be listed;

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information with respect to book-entry procedures, if any;

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a discussion of material U.S. federal income tax considerations; and

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any other terms of or material information about such warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” from time to time of up to an aggregate of 150,000 shares of our common stock. When we refer to “selling stockholders” in this prospectus, we mean the stockholders listed in the table below, and any pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interest in our securities other than through a public sale.

The following table sets forth, as of the date of this prospectus:

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the name of the selling stockholders for whom we are registering shares of our common stock for resale to the public;

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the number of shares of our common stock that the selling stockholders beneficially owned prior to the offering for resale of such shares of common stock under this prospectus;

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the number of shares of common stock that may be offered for resale for the account of the selling stockholders pursuant to this prospectus; and

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the number and percentage of shares of common stock to be beneficially owned by the selling stockholders after completion of the offering of such shares of common stock (assuming that all shares of common stock being registered under the registration statement of which this prospectus forms a part that are held by the selling stockholders are resold to third parties).

Name of Selling Stockholder	Shares Beneficially owned Prior to this Offering		Number of Shares Being Offered(2)	Beneficial Ownership After the Offering(3)
	Number(1)	Percentage		Number	Percentage
Edmond Vartughian	135,000	*	135,000	--	--
Edward Judice	15,000	*	15,000	--	--

*

Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)

Includes warrants to acquire shares of our common stock that are being registered pursuant to the registration statement of which this prospectus forms a part. Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)

Assumes exercise of all of the holder’s warrants to acquire shares of our common stock that are being registered pursuant to the registration statement of which this prospectus forms a part.

(3)

Assumes all offered shares are sold. The registration of the shares subject to the registration statement of which this prospectus forms a party does not mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

The information set forth above is based upon information obtained from the selling stockholders and upon information in our possession regarding the issuance of shares of common stock and warrants to the selling stockholders in connection with private placement transactions. The percentages of shares beneficially owned after completion of the offering are based on 29,397,211 shares of our common stock outstanding as of January 29, 2018. None of the selling stockholders has within the past three years had any position, office or other material relationship with us or any of our subsidiaries other than as a holder of shares of our common stock or warrants.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities in one or more of the following ways from time to time:

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to or through underwriters or dealers;

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directly to one or more purchasers;

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through agents;

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through a combination of any of these methods of sale; or

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any other method permitted pursuant to applicable law.

We or the selling stockholders may also sell securities, including shares of our common stock, in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to an accompanying prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable OTCQB or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets.

For each offering of securities, the applicable prospectus supplement or other offering materials relating to the offering will set forth the terms of such offering, including:

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the name or names of any underwriters, dealers or agents;

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the purchase price of the offered securities and the net proceeds to GCC from the sale;

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any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

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any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

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a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security;

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a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering; and

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a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the OTC Markets Group’s OTCQB or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, GCC will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by GCC or the selling stockholders to one or more institutional purchasers, or through agents designated by GCC or the selling stockholders from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by GCC or the selling stockholders to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

Underwriters, dealers and agents may be entitled under agreements entered into with us or the selling stockholders to indemnification by us or the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates, or for the selling stockholders, in the ordinary course of business.

The selling stockholders may also sell all or a portion of their shares in reliance upon Rule 144 under the Securities Act or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions. The selling stockholders may also transfer, devise or gift such shares by other means not described in this prospectus. The selling stockholders are not obligated to, and there is no assurance that the selling stockholders will, sell all or any of the shares of common stock we are registering.

Other than our common stock, which is quoted on the OTC Markets Group’s OTCQB, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be quoted on the OTC Markets Group’s OTCQB, subject to official notice of issuance. Any underwriters to whom GCC or the selling stockholders sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

Unless otherwise stated in an accompanying prospectus supplement, Morrison & Foerster LLP, San Francisco, California, will provide us with an opinion as to the legality of the securities offered under this prospectus. Counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of General Cannabis Corp and subsidiaries as of and for the year ended December 31, 2016 and as of and for the year ended December 31, 2015, have been incorporated by reference herein in reliance upon the report (which contain an explanatory paragraph relating to our ability to continuing as a going concern) of Hall and Company, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as expert in accounting and auditing.

3,000,000 Shares of Common Stock
Warrants to Purchase up to
3,000,000 Shares of Common Stock

General Cannabis Corp

PROSPECTUS SUPPLEMENT

May 31, 2019